Exhibit 10.1 — PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 27th day of February, 2006 by and among Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, the number of shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (together with any securities into which such shares may be reclassified, the “Common Stock”), determined in accordance with the terms of this Agreement at a per share purchase price equal to $4.35 (the “Per Share Purchase Price”); and

C. Contemporaneous with the sale of the Common Stock, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws with respect to the Securities.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and San Francisco, California are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Independent Directors” means the directors of the Company who are “Independent Directors,” as defined in The Nasdaq Stock Market’s Marketplace Rule 4200(a)(15) as in effect on the date hereof.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means the aggregate purchase price for the Shares to be acquired by the Investors in accordance with the terms hereof.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price, as specified in Section 3 below.

3. Closing; Payment of Purchase Price. The closing (the “Closing”) of the purchase and sale of the Shares shall take place on February 27, 2006 (the “Closing Date”) at such time as the Company and the Investors shall mutually agree. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived, on the Closing Date each Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. Within five (5) Business Days after the Closing Date, certificates evidencing the Shares shall be delivered by the Company to the Investors. The Closing of the purchase and sale of the Shares shall take place at the offices of Hogan & Hartson L.L.P., 111 South Calvert Street, Baltimore, MD 21202 or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”) or as disclosed in the Company’s SEC Filings:

4. 1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has no Subsidiaries.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder and under the other Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. This Agreement constitutes, and the other Transaction Documents will constitute when executed and delivered, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement or in connection with incentive compensation arrangements entered into by the Company in the ordinary course of its business, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. Except as described on Schedule 4.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, official or stockholders of the Company other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or would reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “10-Q”), Registration Statement on Form 8-A dated as of September 26, 2005 (“Form 8-A”), Registration Statement on Form S-1, including all amendments, supplements and filings under Rule 424 thereof, dated May 3, 2005, as amended (the “Form S-1”) and all other reports filed by the Company pursuant to the 1933 Act and 1934 Act since the initial filing of the Form S-1 and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1933 Act and 1934 Act for such period. The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company in accordance with the revised budget of the Company for the calendar year 2006 adopted in accordance with Section 6.1(e), as such budget may be amended or modified from time to time by the Board of Directors. Any net proceeds remaining following use as provided in the prior sentence shall be used by the Company for general corporate purposes.

4.8 No Material Adverse Change. Since September 30, 2005, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company, in each case in excess of $25,000 individually or $50,000 in the aggregate;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi) (A) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or (B) any material change to any material contract or arrangement that requires the payment by any Person party thereto of at least $50,000 in the aggregate in any fiscal year by which the Company is bound or to which any of their respective assets or properties is subject, other than, in the case of clause (B) above, any such change made in the ordinary course of business;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii) any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services, termination or change of status of any key employee, or material change in the composition or duties of the senior management of the Company;

(x) the loss or threatened loss of any customer which has had or would reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings filed by the Company pursuant to the 1934 Act complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2005 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company is eligible to use Form S-1 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement. To the Company’s Knowledge, no facts or circumstances currently exist or are pending or threatened which would reasonably be expected to prevent the Company from becoming eligible to use Form S-3 to register the Registrable Securities for sale by the Investors on or after December 1, 2006.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject, except, in the case of clause (ii) above, for any conflict, breach, violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect.

4.11 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except where the failure to make such payment or filing has not had or would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except for any withholding, collection and payment that has not had or would not reasonably be expected to have a Material Adverse Effect. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made thereof by them.

4.13 Certificates, Authorities and Permits. The Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess has not had or would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e) Except as specified in Schedule 4.14, to the Company’s Knowledge, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property. Except as described in Schedule 4.15:

(a) All Intellectual Property of the Company (whether owned by the Company or licensed) and necessary for the conduct of its business is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and, to the Company’s Knowledge, are valid and enforceable, subject, in the case of any patent application, to any modification or other action that may be taken by the Patent and Trademark Office. No Intellectual Property of the Company which is necessary for the conduct of the Company’s business as currently conducted has been or is now involved in any cancellation or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted to which the Company is a party or by which any of its assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(c) To the Company’s Knowledge, the Company owns or has the valid and enforceable right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license such owned Intellectual Property and Confidential Information known to or created by the Company, other than licenses entered into in the ordinary course of the Company’s business. To the Company’s Knowledge, the Company has a valid and enforceable right to use all third party Confidential Information used or held for use by the Company

(d) To the Company’s Knowledge, the conduct of the business as currently conducted does not infringe or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party, or violate any confidentiality obligation owed by the Company to a third party. To the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of the Company’s business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened, that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s business as currently conducted.

(f) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Company’s business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s Confidential Information to any third party.

4.16 Environmental Matters. The Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. There are no pending actions, suits or proceedings against or affecting the Company or any of its properties that have had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.24 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures.

(a) Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes material, non-public information, other than the existence of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

(b) No representation or warranty of the Company contained in this Section 4, as qualified by the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

4.29 Most Favored Nations. None of the Investors shall be entitled to any rights, preferences or privileges under the Transaction Documents that are more favorable to such Investor than the rights, preferences and privileges applicable to any other Investor under the Transaction Documents, except as set forth in Section 7.11 hereunder (such more favorable terms, the “More Favorable Terms”).

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized, and this Agreement constitutes, and the other Transaction Documents will constitute when executed and delivered, the valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, (A) engage, directly or indirectly, in a Prohibited Transaction, or (B) effect any sale, assignment, pledge, hypothecation, put, call, transfer or other disposition of any Securities.

5.12 Ownership. Such Investor, together with its Affiliates and any other party acting in concert therewith, will not, following its investment in the Securities, beneficially own more than 19.9% of the outstanding shares of Common Stock of the Company.

5.13 Independence. Each Investor acknowledges and agrees that it has acted independently from all other Investors (other than those under common ownership and control) and that each such Investor has conducted its own due diligence and reviewed (or had the opportunity to review) the Transaction Documents with its own independent counsel.  Each Investor has independently determined the merits and risks associated with an investment on the basis set forth in the Transaction Documents and without any agreements, understandings or arrangements other than those expressly set forth in the Transaction Documents.          .

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted) necessary for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect; provided, however, that it shall not be a condition to each Investor’s obligation to purchase the Shares at the Closing that the Company obtain the waiver of any “piggyback” registration rights held by the Company’s securityholders under written agreements entered into by the Company prior to the date hereof.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have taken all action necessary to effect the listing of the Shares on the Nasdaq National Market upon official notice of issuance.

(e) The Board shall have adopted a revised budget for calendar year 2006 (the “Approved Budget”), which Approved Budget shall provide that the net proceeds from the sale of the Shares hereunder will be used to fund novel internal discovery efforts and that any amendment or variance with respect to such aspect of the Approved Budget shall require the prior approval of the Board of Directors.

(f) [Intentionally Omitted]

(g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (g) (which subsection (g) shall be qualified to the Company’s Knowledge) and (k) of this Section 6.1.

(i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(j) The Investors shall have received an opinion from Hogan & Hartson L.L.P., the Company’s outside counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as set forth on Exhibit B attached hereto.

(k) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.12 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have delivered the Purchase Price to the Company in the manner contemplated by Section 3.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted) necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect; provided, however, that it shall not be a condition to the Company’s obligation to sell and issue the Shares that the Company obtain the waiver of any “piggyback” registration rights held by the Company’s securityholders under written agreements entered into by the Company prior to the date hereof.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Company shall have received gross proceeds from the sale of the Shares as contemplated hereby of $7,249,997.10.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing may be terminated as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to March 31, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by any Investor of its obligations to effect the Closing pursuant to this Section 6.3 (such Investor, a “Terminating Investor”), written notice thereof shall forthwith be given to the other Investors, and each other Investor shall have the right (but not the obligation) to purchase at a price per Share equal to the Per Share Purchase Price a pro rata portion of the Terminating Investor’s allocated portion of the total number of Shares to be acquired by all Investors under this Agreement (or such greater portion of the Terminated Investor’s allocated portion of the Shares as otherwise agreed to among each of the other Investors electing to purchase a portion of the Terminated Investor’s allocated portion of the Shares). Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company and the Investors.

7.1 Authorized Common Stock. The Company has a sufficient number of authorized and unissued shares of Common Stock (after taking into account shares reserved for issuance under stock plans and for other purposes) to permit the issuance of the Shares hereunder.

7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4 Listing of Underlying Shares and Related Matters. The Company has taken all necessary action to cause the Shares to be listed on the Nasdaq National Market no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5 Termination of Covenants. The provisions of Sections 7.2 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6 Removal of Legends. Upon the earlier of (i) the sale of any Shares under a registration statement, (ii) Rule 144(k) becoming available with respect to the Shares, (iii) any sale pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company) or (iv) such time as a legend is no longer required under applicable requirements of the 1933 Act (including controlling judicial interpretations and pronouncements issued by the SEC), the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that all conditions permitting the removal of the legends have been met, including that Rule 144(k) applies to the shares of Common Stock represented thereby or that the shares have been sold pursuant to Rule 144 or (2) in connection with any sale of Common Stock by any Investor pursuant to the registration contemplated by the Registration Rights Agreement, a statement by such Investor that it has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within five (5) Business Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty day period (pro rated for any portion of such thirty day period) beyond such five (5) Business Days that the unlegended certificates have not been so delivered.

7.7 Most Favored Nations. Subject to Section 7.10, each Investor shall receive “most favorite nations status” with respect to the Transaction Documents, meaning that if the Company takes any action contemplated by Section 4.29, the terms of the Transaction Documents to which such Investor is a party automatically shall be amended, without further action, so as to provide such Investor the benefits of such More Favorable Terms.

7.8 Participation Right.

(a) From and after the Closing until the second anniversary of the Closing Date, subject to the terms and conditions set forth below, in the event the Company engages in a Qualified Financing, the Company shall offer to each Investor that continues to then hold at least twenty-five percent of the Shares acquired by such Investor hereunder (a “Qualified Investor”) the opportunity to purchase a Pro Rata Portion of the New Securities offered pursuant thereto at the price per share (or other per unit price) and on the other terms and conditions as offered to the other investors in such Qualified Financing.

(b) In the event of a Qualified Financing, the Company shall provide each Qualified Investor with at least three Business Days during which such Qualified Investor may elect to purchase all or any portion of such Qualified Investor’s Pro Rata Portion of the New Securities to be offered in the Qualified Financing at the price and upon the other terms and conditions applicable to the other investors in the Qualified Financing by delivering written notice of such election to the Company within such election period; provided that if the Company is issuing Common Stock together as a unit with any debt securities or other equity securities, then any Qualified Investor who elects to purchase New Securities pursuant to this Section 7.8 must purchase the same proportionate mix of all of such securities.

(c) Each Qualified Investor’s “Pro Rata Portion” of New Securities shall be determined as follows: the total number of New Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock then held by such Qualified Investor, and (ii) the denominator of which is the number of shares of Common Stock of the Company then issued and outstanding on a fully-diluted basis.

(d) As used herein, the term “Qualified Financing” means the offer and sale by the Company of New Securities in a capital raising transaction for cash in a transaction exempt from the registration requirements of Section 5 of the 1933 Act, other in connection with the following transactions:

(i) as financing for any business combination between the Company and any other corporation or entity (or other acquisition of a company or a product or business by the Company); or

(ii) as part of any consulting, licensing, partnering, equipment leasing, bank financing or other strategic transaction.

(e) As used herein, the term “New Securities” means Common Stock and any securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock; provided, however, that “New Securities” shall not include:

(i) securities issued to employees, officers, directors and other service providers of or to the Company, any of its Subsidiaries or other controlled entities in accordance with the terms of any applicable incentive plan of the Company, Subsidiary or other entity approved by the Board (or other supervising body, as applicable);

(ii) securities issued in connection with the subdivision of Common Stock (including any split), any combination of Common Stock (including any reverse split) or any recapitalization, reorganization, reclassification or conversion of the capital stock of the Company, any Subsidiary or other entity.

(f) Notwithstanding the foregoing, the Company shall have no obligation to offer any Qualified Investor the opportunity to participate in any Qualified Financing to the extent that:

(i) such Qualified Investor is not an “accredited investor” as such term is defined under the 1933 Act at the time of such proposed Qualified Financing or is not otherwise qualified to participate in the Qualified Financing under the 1933 Act or the applicable rules of the SEC; provided, that the Company shall take reasonable steps to structure any Qualified Financing so as to permit participation by a Qualified Investor so long as doing so would not prejudice the Company’s ability to timely complete the Qualified Financing on terms deemed to be in the Company’s best interests by the Board (for example, and not by limitation, if the Qualified Financing is a Rule 144A offering under the 1933 Act and the Qualified Investor is not a “qualified institutional buyer” as defined under Rule 144A, the Company would have no obligation to take steps to structure the financing to permit participation by the Qualified Investor); or

(ii) the issuance of New Securities to such Qualified Investor would require the Company to obtain the approval of the Company’s Stockholders under the rules of the Nasdaq or any other stock exchange on which the Common Stock is then listed for trading.

7.9 Use of Proceeds. The net proceeds from the sale of the Shares hereunder shall be used to fund novel internal discovery efforts of the Company in accordance with the Approved Budget and any amendment or variance with respect to such aspect of the Approved Budget shall require the prior approval of the Board of Directors. For the avoidance of doubt, the Investors agree that the Approved Budget shall not restrict the Company’s use of its other assets, including any cash on hand as of the Closing.

7.10 Right to Purchase. The Biotechnology Value Fund, L.P. and its affiliates (“BVP”) shall have the right to purchase at least fifty (50%) percent of the Shares offered to be issued by the Company hereunder or 9.99% of the Company’s total outstanding shares of Common Stock (calculated on a post closing basis), whichever is greater, provided that in no event shall BVP and any Persons acting in concert with BVP own more than 19.9% of the outstanding shares of Common Stock of the Company following BVP’s investment in the Securities.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that any claim for Losses as a result of a breach of a representation or warranty contained herein must be must be made, if at all, within twenty-four (24) months of the Closing.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees, attorneys and agents from and against, without duplication, (a) any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including in Section 9.6).

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Kenneth C. Carter, Ph.D. President and CEO
Telephone: (301) 556-9900

With a copy to:

Hogan & Hartson L.L.P.
111 South Calvert Street, Suite 1600
Baltimore, Maryland 21202
Telephone: (410) 659-2790

If to any Investor:

to such Investor’s address(es) set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable and documented fees and expenses of Jonathan D. Joseph, Esquire in connection with the negotiation and execution of the Transaction Documents in an amount not to exceed $15,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable and documented out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable and documented out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the date hereof, the Company shall issue a press release disclosing the execution and delivery of this Agreement. No later than the fourth Business Day following the date hereof, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth Business Day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than such Forms 8-K, the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof (including that certain Term Sheet, dated as of February 3, 2006, by and between the Company and Biotechnology Value Fund, L.P.).

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

AVALON PHARMACEUTICALS, INC.

By:/s/ Kenneth C. Carter, Ph.D.
Name: Kenneth C. Carter, Ph.D.
Title: President and Chief Executive Officer

The Investors:

BIOTECHNOLOGY VALUE FUND, L.P.

By: BVF Partners, L.P., its general partner
By: BVF Inc., its general partner

By:/s/ Mark N. Lampert
Name: Mark N. Lampert
Title: President

Aggregate Purchase Price: $818,996.25
Number of Shares: 188,275

Address for Notice:

One Sansome Street
39th Floor
San Francisco, CA 94104

with a copy to:

Jonathan D. Joseph, Esq.
P.O. Box 720037
San Francisco, CA 94172-0037

Facsimile: 415.643.5253

BIOTECHNOLOGY VALUE FUND II, L.P.

By: BVF Partners, L.P., its general partner
By: BVF Inc., its general partner

By:/s/ Mark N. Lampert
Name: Mark N. Lampert
Title: President

Aggregate Purchase Price: $563,381.55
Number of Shares: 129,513

Address for Notice:

One Sansome Street
39th Floor
San Francisco, CA 94104

with a copy to:

Jonathan D. Joseph, Esq.
P.O. Box 720037
San Francisco, CA 94172-0037
Facsimile: 415.643.5253

BVF INVESTMENTS, L.L.C.
By: BVF Partners, L.P., its manager

By: BVF Inc, its general partner

By:/s/ Mark N. Lampert
Name: Mark N. Lampert
Title: President

Aggregate Purchase Price: $238,406.10
Number of Shares: 54,806

Address for Notice:

One Sansome Street
39th Floor
San Francisco, CA 94104

with a copy to:

Jonathan D. Joseph, Esq.
P.O. Box 720037
San Francisco, CA 94172-0037
Facsimile: 415.643.5253

INVESTMENT 10, L.L.C.
By: BVF Partners, L.P., its attorney-in-fact

By: BVF Inc., its general partner

By:/s/ Mark N. Lampert
Name: Mark N. Lampert
Title: President

Aggregate Purchase Price: $2,149,213.20
Number of Shares: 494,072

Address for Notice:

One Sansome Street
39th Floor
San Francisco, CA 94104

with a copy to:

Jonathan D. Joseph, Esq.
P.O. Box 720037
San Francisco, CA 94172-0037
Facsimile: 415.643.5253

XMARK JV INVESTMENT PARTNERS, LLC

By:/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title: Chief Investment Officer

Aggregate Purchase Price: $1,000,500
Number of Shares: 230,000

Address for Notice:

XMARK FUNDS
301 Tresser Blvd., Suite 1320
Stamford, CT 06901

with a copy to:

Facsimile: 203-653-2501

XMARK OPPORTUNITY FUND, L.P.

By:/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title: Chief Investment Officer

Aggregate Purchase Price: $500,250
Number of Shares: 115,000

Address for Notice:

XMARK FUNDS
301 Tresser Blvd., Suite 1320
Stamford, CT 06901

with a copy to:

Facsimile: 203-653-2501

XMARK OPPORTUNITY FUND, LTD.

By:/s/ Mitchell D. Kaye
Name: Mitchell D. Kaye
Title: Chief Investment Officer

Aggregate Purchase Price: $500,250
Number of Shares: 115,000

Address for Notice:

XMARK FUNDS
301 Tresser Blvd., Suite 1320
Stamford, CT 06901

with a copy to:

Facsimile: 203-653-2501

FORT MASON MASTER, LP

By:/s/ Dan German
Name: Dan German
Title: Managing Member

Aggregate Purchase Price: $1,388,928.90
Number of Shares: 319,294

Address for Notice:

456 Montgomery Street
22nd Floor
San Francisco, CA 94104

with a copy to:

N/A
Facsimile:

FORT MASON PARTNERS, LP

By:/s/ Dan German
Name: Dan German
Title: Managing Member

Aggregate Purchase Price: $90,071.10
Number of Shares: 20,706

Address for Notice:

456 Montgomery Street
22nd Floor
San Francisco, CA 94104

with a copy to:

N/A
Facsimile:

SCHEDULE 4.3

CAPITALIZATION

Authorized Stock	# Shares
Common stock	60,000,000
Preferred Stock
Series A	422,500
Series B	2,873,003
Undesignated	2,000,000
Total Authorized Preferred *	5,295,503
Total shares of common stock reserved for issuance pursuant to the Company’s stock plans	2,600,000
Outstanding Stock

Total Outstanding Common Stock	8,417,202

Options and Warrants

Total shares of Common Stock issuable upon exercise of currently outstanding options	1,547,330

Total shares of Common Stock issuable upon exercise of currently outstanding warrants	394,141

• Represents the cancellation of shares of preferred stock converted to common stock in the Company’s initial public offering.

Registration Rights
Agreement	The Company is a party to a Registration
Rights Agreement with certain of its
stockholders dated October 26, 2001 that
provides such stockholders with certain
“demand” and “piggyback” registration rights
as set forth in the Agreement.

Compugen Warrant	The terms of the warrant issued by the
Company to Compugen, dated March 23, 2003,
provides the holder with certain “piggyback”
registration rights and with weighted-average
anti-dilution protection in certain
circumstances as set forth in the warrant.

Alexandria Real Estate Warrant
The terms of the warrant issued by the
company to Alexandria Real Estate, dated
August 11, 2000, provides the holder with
certain “piggyback” registration rights and
with weighted-average anti-dilution
protection in certain circumstances as set
forth in the warrant.

SCHEDULE 4.5

WAIVERS AND CONSENTS

The execution and delivery by the Company of the Agreement and the performance of the transactions contemplated therein requires the waiver by WR Hambrecht+Co, LLC (“Hambrecht”) of the lock-up provisions set forth in the Underwriting Agreement, dated September 28, 2005, between the Company and Hambrecht, Legg Mason Wood Walker Incorporated and Susquehanna Financial Group, LLLP, as representatives of the several underwriters named therein, which waiver has been obtained by the Company.

SCHEDULE 4.8

MATERIAL ADVERSE CHANGES

(ix) the loss of services, termination or change of status of any key employee, or material change in the composition or duties of the senior management of the Company

Staszek Pikul,
Director of Medicinal Chemistry	Resigned, effective January 6, 2006
Paul Young
Vice President of Research	Change of status to Vice President
of Technology, effective January 30,
2006
Gary Lessing CFO Glen Farmer Controller
Promoted to Executive Vice
President, effective December 1,
2005 and continues as CFO

Rescinded resignation submitted
December 16, 2006. Has served
continuously as Controller since
May 9, 2005, when he began
employment at Avalon

Stephen Horrigan	Promoted to Acting Vice President of Research, effective January 30, 2006

SCHEDULE 4.14

LABOR MATTERS

Subsection (d) Severance agreements

Daniel Soppet, Director of Lead Development has an employment agreement dated April 21, 2005 that provides for six months severance on the following terms if termination is without cause:

•	Immediate vesting of half of any shares granted under the Company’s stock option plan.

•	Outplacement services.

•	Company shall pay health insurance for six months.

Subsection (e) Immigration Status of Employees

All employees have current I-9 documentation

The following three employees have H1-B visas and are in current status: *

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 4.15

INTELLECTUAL PROPERTY

The Company has abandoned the following patents within the last six months, which related either to compounds no longer actively pursued by the Company or patents on single genes that were potential drug or antibody screening targets but were not core assets.

2005-2006 Patent Application Abandonments
Application	Due Date	Status
PCT-193 GEN 44794	10/15/05	Abandoned

PCT-191 GEN 3782	12/17/05	Abandoned

PCT-192 Compound Classifiers	12/17/05	Abandoned except US

PCT-199 T520(20)	01/23/06	Abandoned

PCT-200 LC2	01/28/06	Abandoned

PCT-201 LC1-1	02/03/06	Abandoned

PCT-198 LC1-3	02/15/06	Abandoned except US

The Company does not seek formal opinions of counsel as to the validity of, or freedom to operate under, its intellectual property, but has relied on its own due diligence, which we believe to be standard practice in the industry.

SCHEDULE 4.26

TRANSACTIONS WITH AFFILIATES

The Company has continued its consulting relationships with Dr. Kurman and Mr. Lorimier. In the period between September 29, 2005 and February 23, 2006, the Company has paid consulting fees to Dr. Kurman in the amount of $6,450 and to Mr. Lorimier in the amount of $30,000.

Dr. Kenneth C. Carter was elected to the Board of NeoDiagnostix, Inc. in January 2006. NeoDiagnostix is a privately held company focusing on the provision of proprietary cancer diagnostic tests on a fee for service basis. Dr. Carter owns nine percent of the stock in NeoDiagnostix.

On December 1, 2005, the Company entered into an Equipment Rental Agreement with NeoDiagnostix in which Avalon rented seven items of laboratory equipment to NeoDiagnostix for a six month term. Dr. Carter advised the Board of his Board membership, his stock ownership and the equipment rental agreement and the Board approved.

Exhibit A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 27th day of February, 2006 by and among Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the “Investors” executing this Agreement and named in that certain Purchase Agreement by and among the Company and the Investors dated the date hereof (the “Purchase Agreement”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and San Francisco, California are open for the general transaction of business.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including each of the Registration Statements referred to in Section 2), amendments and supplements to such Registration Statement(s), including post-effective amendments, all exhibits and all material filed and incorporated by reference in such Registration Statement.

“Required Investors” mean the Investors holding a majority of the Registrable Securities.

“Rule 401”, “Rule 415”, “Rule 416”, “Rule 429” and “Rule 461” mean Rule 401, Rule 415, Rule 416, Rule 429 and Rule 461, respectively, each as promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.”

“Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements.

(i) Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than five (5) Business Days after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “S-1 Filing Deadline”), the Company shall prepare and file with the SEC a “shelf” registration statement covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. Such registration statement shall be on Form S-1 (the “S-1 Registration Statement”) and shall include the plan of distribution attached hereto as Exhibit A. Such S-1 Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such S-1 Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors, except for shares of Common Stock held by the Company’s stockholders having “piggyback” registration rights expressly set forth in registration rights agreements entered into by the Company prior to the date hereof. A copy of the initial filing of the Registration Statement (and each pre-effective amendment thereto) shall be provided to the Investors and their counsel prior to filing. If the S-1 Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the S-1 Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which the S-1 Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Payments to be made pursuant to this Section 2(a)(i) shall be due and payable immediately upon demand in immediately available cash funds. The parties agree that the liquidated damages provided for in this Section 2(a)(i) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the S-1 Registration Statement is not filed by the S-1 Filing Deadline.

(ii) Filing of, or Conversion to, Registration Statement on Form S-3. Within fifteen (15) calendar days after the Company shall be eligible to file a registration statement under the 1933 Act to register on Form S-3 the Registrable Securities for resale but no later than December 15, 2006 (the “S-3 Filing Deadline”), the Company shall prepare and file with the SEC a “shelf” registration statement covering all the Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. Such registration statement (in any of the following cases referred to as the “S-3 Registration Statement”) shall be (A) on Form S-3 (if, and only if, the Company is permitted under the 1933 Act and the rules promulgated thereunder to file a registration statement on Form S-3), (B) a pre-effective amendment to the S-1 Registration Statement if the S-1 Registration Statement has not previously been declared effective by the SEC, or (C) a post-effective amendment to the S-1 Registration Statement on Form S-3 if (and only if) the S-1 Registration Statement has previously been declared effective by the SEC and the Company is then permitted under the 1933 Act and the rules promulgated thereunder (including Rule 401) to file a post-effective amendment to such S-1 Registration Statement on Form S-3. Such S-3 Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such S-3 Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors, except for shares of Common Stock held by the Company’s stockholders having “piggyback” registration rights expressly set forth in registration rights agreements entered into by the Company prior to the date hereof. The initial filing of the S-3 Registration Statement shall be provided to the Investors and their counsel prior to its filing. If the S-3 Registration Statement is a new registration statement covering the Registrable Securities filed with the SEC pursuant to Clause (A) of the second sentence of this Section 2(a)(ii) and the Company is not permitted pursuant to Rule 429 to use the prospectus included in the S-3 Registration Statement as a combined prospectus for the offering covered by the S-1 Registration Statement, the Company shall use commercially reasonable efforts to remove from registration by means of a post-effective amendment to the S-1 Registration Statement any of the Registrable Securities registered under the S-1 Registration Statement that remain unsold at the time the S-3 Registration Statement is declared effective by the SEC and cause such post-effective amendment to be declared effective by the SEC no earlier than concurrently with the effectiveness of the S-3 Registration Statement. If the S-3 Registration Statement is not filed with the SEC by the S-3 Filing Deadline (unless the Company is not then eligible to make a filing on Form S-3), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no S-3 Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Payments to be made pursuant to this Section 2(a)(ii) shall be due and payable immediately upon demand in immediately available cash funds. The parties agree that the liquidated damages provided for in this Section 2(a)(ii) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the S-3 Registration Statement is not filed by the S-3 Filing Deadline.

(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable out-of-pocket fees and expenses of one counsel to the Investors (which fees and expenses shall not exceed $15,000 in the aggregate) and the Investors’ reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement(s) declared effective as soon as practicable (including filing with the SEC a request for acceleration of its effectiveness in accordance with Rule 461 within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the staff of the SEC that a Registration Statement will not be reviewed, or not be subject to further review). The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) the S-1 Registration Statement or the S-3 Registration Statement is not declared effective by the SEC prior to five (5) Business Days after the staff of the SEC shall have informed the Company (orally or in writing, whichever is earlier) that such Registration Statement will not be reviewed by the staff of the SEC or not be subject to further review, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to Section 2(c)(ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash. The parties agree that the liquidated damages provided for in this Section 2(c)(i) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the S-1 Registration Statement is not declared effective as hereinabove provided or if the S-3 Registration Statement is not declared effective by the applicable S-3 Filing Deadline. For purposes of the obligations of the Company under this Agreement, except in the case of any Investors who elect in writing not to have its Registrable Securities included in the Registration Statement, no Registration Statement shall be considered “effective” with respect to any Registrable Securities unless such Registration Statement lists the Investors of such Registrable Securities as “Selling Stockholders” and includes such other information as is required to be disclosed with respect to such Investors to permit them to sell their Registrable Securities pursuant to such Registration Statement.

(ii) For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section or by delaying any post-effective amendment to the Form S-1 Registration Statement (if the Form S-3 Registration Statement has not yet become effective), if such disclosure at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding)an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible (but subject to Section 2(c)(ii)):

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and (subject to the provisions of Section 2(a)(ii) regarding removal from registration by means of a post-effective amendment to the S-1 Registration Statement any of the Registrable Securities registered under the S-1 Registration Statement that remain unsold at the time the S-3 Registration Statement is declared effective), to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(d) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(d), or (iii) file a general consent to service of process in any such jurisdiction;

(e) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(f) promptly notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act (including during any period when the Company is in compliance with Rule 172), upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare, file with the SEC pursuant to Rule 172 and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including Rule 172, notify the Investors promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(g), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(h) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, and (B) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(i) With a view to satisfying its obligations under Section 2(a)(ii), the Company:

(i) represents and warrants that (A) since November 14, 2005 through the date of this Agreement, it has filed with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act (other than a report that is required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a), 6.01, 6.03 or 6.05 of SEC Form 8-K) and (B) neither the Company nor any of its consolidated or unconsolidated subsidiaries have, since the end of the last fiscal year for which certified financial statements of the Company and its consolidated subsidiaries were included in a report filed pursuant to Section 13(a) or 15(d) of the 1934 Act through the date of this Agreement: (1) failed to pay any dividend or sinking fund installment on preferred stock; or (2) defaulted (x) on any installment or installments on indebtedness for borrowed money, or (y) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

(ii) covenants and agrees that (A) from the date of this Agreement through the effective date of S-3 Registration Statement, it will file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act (other than a report that is required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a), 6.01, 6.03 or 6.05 of SEC Form 8-K) and (B) neither the Company nor any of its consolidated or unconsolidated subsidiaries will, from the end of the last fiscal year for which certified financial statements of the Company and its consolidated subsidiaries are included in a report filed pursuant to Section 13(a) or 15(d) of the 1934 Act through the effective date of the S-3 Registration Statement: (1) fail to pay any dividend or sinking fund installment on preferred stock; or (2) default (x) on any installment or installments on indebtedness for borrowed money, or (y) on any rental on one or more long term leases, which default in the aggregate will be material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

4. Due Diligence Review; Information. Upon reasonable prior notice, the Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Investors.

(a) Each Investor shall promptly furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(f) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that a supplemented or amended prospectus has been filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees, attorneys and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended, modified or waived only by a writing signed by the Company and the Required Investors; provided that if any such amendment, modification or waiver would adversely affect in any material respect any Investor or group of Investors who have comparable rights under this Agreement disproportionately to the other Investors having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Investor(s) so adversely affected.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (ii) the transferee agrees in writing to be bound by this Agreement as if it were a party hereto.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l) Obligations of Investors. The Company acknowledges that the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to enter into to this Agreement has been made by such Investor independently of any other Investor. The Company further acknowledges that nothing contained in this Agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement and with respect to the transactions contemplated hereby. The Company has elected to provide all Investors with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Investors. The Company acknowledges that such procedure with respect to this Agreement in no way creates a presumption that the Investors are in any way acting in concert or as a group with respect to this Agreement or the transactions contemplated hereby or thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	AVALON PHARMACEUTICALS, INC.
By:_________________________
Name:Kenneth C. Carter
Title:President and Chief Executive Officer

The Investors:	BIOTECHNOLOGY VALUE FUND, L.P.
By: BVF Partners, L.P., its general partner
By: BVF Inc., its general partner
By: _______________________
Mark N. Lampert, President

BIOTECHNOLOGY VALUE FUND II, L.P.
By: BVF Partners, L.P., its general partner
By: BVF Inc., its general partner
By:_________________________
Name: Mark N. Lampert
Title: President

BVF INVESTMENTS, L.L.C.
By: BVF Partners, L.P., its manager
By: BVF Inc, its general partner
By:_________________________
Name: Mark N. Lampert
Title: President

INVESTMENT 10, L.L.C.
By: BVF Partners, L.P., its attorney-in-fact
By: BVF Inc., its general partner
By:_________________________
Name: Mark N. Lampert
Title: President

XMARK JV INVESTMENT PARTNERS, LLC
By:_________________________
Name: _____________________
Title: _____________________

XMARK OPPORTUNITY FUND, L.P.
By:_________________________
Name: _____________________
Title: _____________________

XMARK OPPORTUNITY FUND, LTD.
By:_________________________
Name: _____________________
Title: _____________________

FORT MASON MASTER, LP
By:_________________________
Name: _____________________
Title: _____________________

FORT MASON PARTNERS, LP

By:
Name:
Title:

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

• a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Exhibit B

Form of Legal Opinion

Counsel’s opinion shall be to substantially the following effect:

(a) The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 5 of Schedule 1 attached hereto under the DGCL.

(b) The Company is qualified to do business and in good standing as of the date of the certificate identified in paragraph 6 of Schedule 1 attached hereto under the MGCL.

(c) The Company has the corporate power to execute, deliver and perform the Purchase Agreement and the Registration Rights Agreement. The execution, delivery and performance by the Company of the Purchase Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company.

(d) The Purchase Agreement and the Registration Rights Agreement (i) have been duly executed and delivered on behalf of the Company and (ii) each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except that no opinion is expressed herein on the binding nature or enforceability of provisions thereof regarding indemnification or contribution for liabilities under the Securities Act).

(e) The execution, delivery and performance on the date hereof by the Company of the Purchase Agreement and the Registration Rights Agreement do not (i) violate the DGCL or the Company’s Certificate of Incorporation or Bylaws, (ii) violate any provision of Applicable Federal Law or Applicable State Law, or (iii) to our knowledge, breach or constitute a default under any agreement or contract to which the Company is a party filed as an exhibit to the Registration Statement pursuant to Regulation S-K Item 6.01(b)(10) (each a “Material Agreement”) (except we express no opinion as to financial covenants in such Material Agreements).

(f) The Shares have been duly authorized, and upon issuance against payment therefor in accordance with the provisions of the Purchase Agreement and the resolutions of the Board of Directors of the Company, the Shares to be issued and sold to the Investors as contemplated under the Purchase Agreement will be validly issued, fully paid and non-assessable.

(g) To our knowledge, no individual or entity is entitled to any preemptive right with respect to the issuance of the Shares pursuant to (i) the terms of the Company’s Certificate of Incorporation or Bylaws, (ii) the provisions of the DGCL, or (iii) any Material Agreement.

(h) No approval or consent of, or registration or filing with, any federal agency or Maryland State government agency or the Office of the Secretary of State of Delaware is required to be obtained or made by the Company under the DGCL, the Securities Act or other Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company of the Purchase Agreement and the Registration Rights Agreement, except for the filing of a Form D under the Securities Act and the filings, registrations and orders contemplated under the Registration Rights Agreement.

(i) To the extent that the registration requirements of the Securities Act are applicable thereto, the sale of the Shares to the Investors as contemplated under the Purchase Agreement is exempt from registration or qualification under the Securities Act.